UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 25, 2005

MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-24412	42-1421406

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

101 Second Street SE, Suite 800, Cedar Rapids, Iowa	52401
(Address of Principal Executive Offices)	(Zip Code)

(319) 363-8249
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 1.01 Entry into a Material Definitive Agreement.

        Following approval by the Registrant’s Board of Directors on July 19, 2005, the Registrant entered into an Amended and Restated Convertible Note and Security Agreement (the “Amendment”) with the Chairman of the Registrant’s Board, Geoffrey T. Woolley, on July 20, 2005. A copy of the Amendment has been filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference.

        The Amendment amends and replaces the Convertible Note and Security Agreement between the same parties dated March 1, 2004 (“Original Note”), which was filed with the Commission as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2004 and filed with the Commission on May 17, 2004. The Amendment amended the terms of the Original Note as follows:

1.	The maturity date was extended from March 1, 2006 to December 31, 2007.

2.	All principal and interest payments were extended to the maturity date.

3.	Under the Original Note, Mr. Woolley could convert the debt into shares of the Registrant’s common stock at the lower of either $3.50 per share or the price offered to the Registrant’s stockholders under a rights offering during the first year after the Original Note was issued. The Registrant did not complete the rights offering contemplated to take place during the period. The Amendment provides that Mr. Woolley may convert the outstanding principal and interest into common stock at the market price of the Registration’s common stock on the date of issuance of the Amendment, July 20, 2005.

4.	Other terms and conditions of the Original Note were incorporated into the Amendment.

        Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Amended and Restated Convertible Note and Security Agreement dated July 20, 2005 between MACC Private Equities Inc. and Geoffrey T. Woolley.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: July 25, 2005

MACC PRIVATE EQUITIES INC. By: /s/ David R. Schroder —————————————— David R. Schroder President and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Convertible Note and Security Agreement dated July 20, 2005 between MACC Private Equities Inc. and Geoffrey T. Woolley.